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                                                                    EXHIBIT 12.4

                            PACCAR Financial Corp.

                COMPUTATION OF RATIOS FOR ALLOWANCE FOR LOSSES
                      ON RECEIVABLES AND PAST DUE LEVELS
                            (Thousands of Dollars)


                                                                      Three Months Ended
                                                                          March 31
                                                                1994                     1993
                                                            --------------------------------------
Net credit losses (recoveries)                             $     (558)              $    1,116

Allowance for losses at end of period                          25,500                   21,840

Average net receivables and
  equipment on operating leases                             1,527,513                1,200,620

Period end net receivables and equipment on
  operating leases                                          1,546,083                1,216,332

Period end gross retail contracts and leases
  past due over 60 days                                         5,659                   12,654

Period end gross retail contracts and lease
  receivables (1)                                           1,312,241                1,031,776

Ratios:

  Net credit losses (recoveries) to
  average net receivables and
  equipment on operating leases (2)                             (.15%)                    .38%

  Allowance for losses to period end net
  receivables and equipment on
  operating leases                                              1.65%                    1.80%

  Period end gross retail contracts and leases
  past due over 60 days to period end gross
  retail contracts and lease receivables                         .43%                    1.23%

- - - -------------
(1)  Exclusive of Pledge Line receivables.

(2)  Annualized.





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